                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES


                                                               THREE MONTHS ENDED JUNE 30,
                                                                  1997            1996
                                                                --------        --------

Per common share and common share equivalents:

  Outstanding shares - beginning of period                       8,852           8,802

  Net effect of dilutive stock options based on treasury
    stock method using average market price                         50             279
                                                                ------          ------
Weighted average of common shares and common share equivalents   8,902           9,081
                                                                ======          ======

Net earnings                                                    $  401          $  887
                                                                ======          ======
Net earnings per share                                          $  .04          $  .10
                                                                ======          ======

  Per common share and common share equivalents, assuming full dilution:

    Outstanding shares - beginning of period                     8,852           8,802

    Weighted average of:

      Net effect of dilutive stock options based on treasury
      stock methodusing quarter-end market price if higher
      than average market price                                     58             283
                                                                ------          ------

Weighted average of common shares, assuming full dilutions       8,910           9,085
                                                                ======          ======

Net earnings                                                    $  401          $  887
                                                                ======          ======

Net earnings per share                                          $  .04          $  .10
                                                                ======          ======


                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES


                                                                SIX MONTHS ENDED JUNE 30,
                                                                  1997            1996
                                                                --------        --------

Per common share and common share equivalents:

Weighted average of common shares and common share equivalents for quarter ended:

  March 31                                                        8,893           8,995
  June 30                                                         8,902           9,081
                                                                -------         -------
                                                                 17,795          18,076
                                                                =======         =======
Weighted average number of shares of common stock and common stock equivalents, where applicable, for the six months ended
June 30.                                                          8,898           9,038
                                                                =======         =======
Net earnings                                                    $   426         $ 1,214
                                                                =======         =======
Net earnings per share                                          $   .05         $   .13
                                                                =======         =======

Per common share and common share equivalents assuming full dilution:

Weighted average of common shares, assuming full dilution

  March 31                                                        8,897           9,020
  June 30                                                         8,910           9,085
                                                                -------         -------
                                                                 17,807          18,105
                                                                =======         =======
Weighted average of shares of common stock and common stock
equivalents, where applicable, for the six months ended
June 30.                                                          8,904           9,053
                                                                =======         =======
Net earnings                                                    $   426         $ 1,214
                                                                =======         =======
Net earnings per share                                          $   .05         $   .13
                                                                =======         =======
